JGWPT Holdings Inc. Names Stewart A. Stockdale as its New Chief Executive Officer and Director

Appoints Alexander R. Castaldi as Chairman of the Board

RADNOR, Pa.— JGWPT Holdings Inc. (“JGWPT” or the “Company”) (NYSE:JGW), a leading purchaser of structured settlement payments, annuity payments, lottery payments and other receivables through the J.G. Wentworth and Peachtree brands, today announced Stewart A. Stockdale has been named Chief Executive Officer and Director effective immediately. He succeeds David Miller who has resigned.

The Company also announced today that the Board of Directors elected Alexander R. Castaldi as Chairman of the Board. He has been a director of the company since 2005 and has been a Managing Director at JLL Partners for the last eleven years.

“We are pleased to have Stewart lead the team at JGWPT,” said Castaldi. “His proven abilities with some of the most admired global companies to achieve business improvements and innovation with emphasis on growth will benefit the Company and its stockholders.”

“I am delighted to join JGWPT,” remarked Stockdale. “I look forward to working with the company’s very talented management team and leveraging the J.G. Wentworth and Peachtree brands to achieve further growth by evolving the company into a more diversified consumer financial services powerhouse.”

Stockdale brings broad experience with world-class companies in the payments, financial services and consumer products sectors. Most recently, he served as an Executive Partner at Summit Partners, a global growth equity investor.

Previously he was President, Global Consumer Financial Services (GCFS) for The Western Union Company, a segment that represented approximately 90% of the company’s revenues. GCFS consists of Western Union’s Money Transfer and Consumer Payments businesses across five global regions (North America, Latin America & Caribbean, Europe & CIS, Middle East Africa, and Asia Pacific).  At Western Union, some of his successes included repositioning and turning around the U.S. Domestic Money Transfer and Consumer Payments businesses and returning them to growth after years of steep declines as well as launching the U.S. Prepaid Card business, delivering almost one million cards-in-force in the U.S. alone.

Prior to joining Western Union, Stockdale served as President of Simon Brand Ventures and as Chief Marketing Officer of Simon Property Group, a global leader in the retail real estate industry. At Simon, he was responsible for all Marketing and Consumer Venture businesses within the company and launched the Simon gift card, which became the largest Visa gift card program in the United States. Prior to Simon, Stockdale held senior positions with multinational companies including Conseco, MasterCard Worldwide, American Express and Procter & Gamble.

Stockdale holds a Bachelor of Science in Business Administration in marketing from the University of Denver and completed The Executive Program at the University of Virginia’s Darden Graduate School of Business Administration.

Forward Looking Statements

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About JGWPT Holdings Inc.

JGWPT focuses on key sectors, including structured settlement payment purchasing, annuity payment purchasing, lottery payment purchasing and pre-settlement funding. Through our two market-leading and highly-recognizable brands, J.G. Wentworth and Peachtree Financial Solutions, we purchase future structured settlement payment streams from our customers. For more information about JGWPT, visit www.jgwpt.com or use the information provided below.

Contacts:

Investor Relations:
866-386-3853
investor@jgwpt.com

Media Inquiries:
Michael Goodwin
212-508-9639
mgoodwin@makovsky.com